UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022

MeiraGTx Holdings plc

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38520	98-1448305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 East 29th Street, 14th Floor

New York, NY 10016

(Address of principal executive offices) (Zip code)

(646) 860-7985

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00003881 par value per share	MGTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 2, 2022 (the “Closing Date”), MeiraGTx Holdings plc (the “Company”) and its wholly-owned subsidiaries MeiraGTx UK II Limited, a company incorporated in England and Wales (“MeiraGTx UK II”), and MeiraGTx Ireland DAC, a designated activity company limited by shares incorporated in Ireland (“MeiraGTx Ireland”, and together with MeiraGTx UK II, the “Subsidiary Guarantors”), entered into a senior secured financing arrangement (the “Financing Agreement”) by and among the Company, the Subsidiary Guarantors, the lenders and other parties from time to time party thereto and Perceptive Credit Holdings III, LP, as administrative agent and lender (“Perceptive”).

The Financing Agreement provides for an initial $75 million term loan (the “Initial Loan”), and the Company may request between the Closing Date and the second anniversary of the Closing Date an additional $25 million term loan tranche to be made available at Perceptive’s sole discretion (the “Discretionary Loan”, together with the Initial Loan, the “Loans”). The Loan may be used for working capital and general corporate purposes, including the payment of fees and expenses associated with the Financing Agreement.

The Loans outstanding under the Financing Agreement bear interest at a fluctuating rate per annum equal to (a) an applicable margin of 10.00% plus (b) the secured overnight financing rate administered by the Federal Reserve Bank of New York for a one-month tenor, subject to a 1.00% floor.

In addition to paying interest under the Financing Agreement, the Company is also required to pay certain fees in connection with the Loans, including, but not limited to, a facility fee in the amount of 0.75% of the aggregate principal amount of the Initial Loan, payable on the Closing Date, and 0.75% of the aggregate principal amount of the Discretionary Loan, payable on the date of borrowing of the Discretionary Loan.

The Company’s obligations under the Financing Agreement are secured by the Company’s London, UK and Shannon, Ireland manufacturing facilities, $3 million of the Company’s cash and the bank accounts of the Subsidiary Guarantors, and the issued and outstanding equity interests of the Subsidiary Guarantors. Perceptive’s security interest does not encumber any intellectual property or other cash of the Company or its subsidiaries.

The Financing Agreement matures on August 2, 2026 and is interest-only during the term. The Company may prepay the Loans prior to the maturity date, subject to the terms of the Financing Agreement, which include the payment of early prepayment fees ranging from 5% to 1% from years one through three of the Financing Agreement, and 0% thereafter, with such fees calculated as a percentage of the outstanding aggregate amount of the Loans being prepaid and the date of such prepayment.

The Financing Agreement imposes various restrictions on the Company and the Subsidiary Guarantors, including restrictions pertaining to: (i) the incurrence of additional indebtedness, (ii) limitations on liens, (iii) limitations on certain investments, (iv) making distributions, dividends and other payments, (v) mergers, consolidations and acquisitions, (vi) dispositions of assets, (vii) the Company’s maintenance of at least $3 million in a U.S. bank account, (viii) transactions with affiliates, (ix) changes to governing documents, (x) changes to certain agreements and leases and (xi) changes in control; however, certain of these restrictions contain exceptions which allow the Company to license, sell and monetize assets in its AAV-hAQP1 program in development to treat radiation induced xerostomia, its AAV-GAD program in development to treat Parkinson’s disease and its gene regulation platform technologies.

The Financing Agreement contains usual and customary events of default provisions for transactions of this type. If an event of default occurs and is continuing, Perceptive has the right to accelerate and require the Company to repay all amounts outstanding under the Financing Agreement.

Ellen Hukkelhoven, Ph.D., a member of the Company’s Board of Directors, is a managing director of Perceptive Advisors, LLC, an affiliate of Perceptive. Additionally, affiliates of Perceptive own, in the aggregate, more than 10% of the Company’s outstanding shares.

In connection with the Financing Agreement, the Company granted warrants (the “Warrants”) to Perceptive to purchase up to (i) 400,000 ordinary shares of the Company at an exercise price of $15.00 per share and (ii) 300,000 ordinary shares of the Company at an exercise price of $20.00 per share (collectively, the “Warrant Shares”). The Warrants will expire on August 2, 2027 and may be net exercised at the holder’s election.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the financial obligations under the Financing Agreement is incorporated by reference into this Item 2.03.

Item 3.02.Unregistered Sales of Equity Securities.

The information included in Item 1.01 above regarding the issuance of the Warrants is incorporated by reference under this Item 3.02. The Warrants were issued and the Warrant Shares will be issued (if at all), in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) of the Securities Act. Perceptive has represented that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends have been or will be affixed to the securities.

Item 8.01.Other Events.

On August 3, 2022, the Company issued a press release announcing the Financing Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Exhibit Description
99.1	Press release of MeiraGTx Holdings plc, dated August 3, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2022

MEIRAGTX HOLDINGS PLC

	By:	/s/ Richard Giroux
	Name:	Richard Giroux
	Title:	Chief Financial Officer and Chief Operating Officer